UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

INNOVA ROBOTICS & AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Jared Daniel Verteramo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 20, 2008, Innova Robotics and Automation, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Yorkville Advisors LLC (the “Investor”) providing for the sale by the Company to the Investors of (i) 14% Secured Convertible Debentures in the aggregate principal amount of $300,000 (the “Debentures”) due on March 20, 2010 (the “Repayment Date”) and (ii) warrants to purchase 10,000,000 shares of common stock (the “Warrants”). Terms defined will have the same meaning as in the Purchase Agreement or the Debenture.

The Debentures are convertible into shares of the Company’s common stock at $0.02. On each Installment Date, the Company shall pay to the Investor an amount equal to the lesser of (a) $13,044 and (b) the Principal amount under the Debenture as of such Installment Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest.

The Warrants to purchase 10,000,000 shares of Common Stock have an exercise price of $0.02 per share. The Warrants have a term of five (5) years and shall be exercised on a cash basis.

The Company will have the right to redeem any or all of the amounts outstanding under the Debentures with 3 trading days advance written notice to the Investor, subject to certain limitations. The Company shall pay a redemption premium equal to ten percent (10%) of the principal amount being redeemed.

The Investor has agreed not to short any of the shares of Common Stock of the Company.

The Debenture is secured by (i) a security interest in all of the assets of the Company and of each of the Company's subsidiaries as evidenced by the security agreement among such subsidiaries, the Company, and the Holder dated November 2, 2007 (the “Security Agreement”) and (ii) a first security interest in all of the patents and trademarks of the Company and of each of the Company's subsidiaries as evidenced by the patent and trademark security agreement among the Company, Robotic Workspace Technologies, Inc., and the Holder dated October 29, 2007 (the “Patent and Trademark Security Agreement”) (the Patent and Trademark Security Agreement together with the Security Agreement are collectively referred to as the “Security Documents”).

Additionally, the Company entered into an amendment agreement (the “Amendment Agreement”) with Investor, which amends all outstanding debentures, including (i) Secured Convertible Debenture due July 20, 2009 (#IVHG-2-1) issued on July 20, 2006, as amended in the original principal amount of US$1,250,000, (ii) Secured Convertible Debenture due August 22, 2009 (#IVHG-2-2) issued on August 22, 2006, as amended in the original principal amount of US$575,000. (iii) Secured Convertible Debenture due December 7, 2009, (#IVHG-2-3) issued on December 7, 2006, as amended in the original principal amount of US$1,000,000., and (iv) Secured Convertible Debenture due November 2, 2010, (#INRA-1-1) issued on November 2, 2007, as amended in the original principal amount of US$600,000 (collectively, the “ Prior Debentures”) held by Investor with the following:

a.	Interest will accrue on the outstanding principal balance of each of the Prior Debentures at an annual rate equal to fourteen percent (14%) effective as of the date hereof;

b.	the conversion price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the conversion date.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures no later than 30 days following a written demand from the Investors requesting the filing of such Registration Statement. . The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 120 calendar days from the filing date of the Registration Statement. In the event the Registration Statement is not timely filed or declared effective, then the Company shall pay to the Investors, a cash amount equal to 2.0% of the aggregate purchase price paid by the holder pursuant to the Securities Purchase Agreement for any Debenture then held by such holder, with a cap of 24%, as liquidated damages and not as a penalty

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated March 20th, 2008
4.2	Secured Convertible Debenture, dated March 20th, 2008
4.3	Warrant, dated March 20th, 2008
4.4	Registration Rights Agreement, dated March 20th, 2008
4.5	Security Agreement, dated November 2nd, 2007
4.6	Patent and Trademark Security Agreement, dated October 29th, 2007
4.7	Amendment Agreement, dated March 20th, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA ROBOTICS & AUTOMATION, INC.

Date: March 26, 2008	/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer